Exhibit 99.1

UPHEALTH ANNOUNCES CLOSING OF $67.5 MILLION CONVERTIBLE DEBT FINANCING

DELRAY BEACH, Fla. – August 19, 2022 – UpHealth, Inc. (“UpHealth” or the “Company”) (NYSE: UPH), a global digital health company delivering technology platforms, infrastructure, and services to modernize care delivery and health management, announced today that it has closed its previously announced sale of $67.5 million in aggregate principal amount of a new series of variable rate convertible senior secured notes due December 15, 2025 (the “2025 Notes”) in a private placement transaction. The transaction raised approximately $22.5 million in gross cash proceeds after paying for a repurchase of $45.0 million principal amount of its 6.25% convertible senior notes due 2026. The 2025 Notes are convertible into shares of UpHealth common stock at a conversion price of $1.75 per share, which represented a 101% premium over the closing price of UpHealth’s common stock on August 12, 2022, the date the subscription agreements providing for the sale of the 2025 Notes were executed.

The 2025 Notes were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and, along with the shares of common stock underlying the 2025 Notes, have not been registered under the Securities Act or applicable state securities laws. Accordingly, the 2025 Notes and the underlying shares of common stock may not be offered, sold, pledged or otherwise transferred except to a qualified institutional buyer (within the meaning Rule 144A under the Securities Act) pursuant to an effective Securities Act registration statement or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Oppenheimer & Co Inc. served as exclusive placement agent for the 2025 Notes.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About UpHealth, Inc.

UpHealth is a global digital health company that delivers digital-first technology, infrastructure and services to dramatically improve how healthcare is delivered and managed. The UpHealth platform creates digitally enabled “care communities” that improve access and achieve better patient outcomes at lower cost, through digital health solutions and interoperability tools that serve patients wherever they are, in their native language. UpHealth’s clients include global governments, health plans, healthcare providers and community-based organizations. For more information, please visit https://uphealthinc.com and follow us at @UpHealthInc on Twitter and UpHealth Inc on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding payments pursuant to the terms of UpHealth’s debt obligations and the conversion or maturity of such debt. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of UpHealth in light of their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on UpHealth as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting UpHealth will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the ability of UpHealth to service or otherwise pay its debt obligations, the mix of services utilized by UpHealth’s customers and such customers’ needs for these services, market acceptance of new service offerings, the ability of UpHealth to expand what it does for existing customers as well as to add new customers, that UpHealth will have sufficient capital to operate as anticipated, and the impact that the novel coronavirus and the illness, COVID-19, that it causes, as well as government responses to deal with the spread of this illness and the reopening of economies that have been closed as part of these responses, may have on UpHealth’s operations, the demand for UpHealth’s products, global supply chains and economic activity in general. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Investor Relations:

Shannon Devine (MZ North America)

Managing Director

203-741-8811

UPH@mzgroup.us

Media Inquiries:

Kelsie Aziz (Ketchum)

Vice President, Financial Communications

972-408-7103

kelsie.aziz@Ketchum.com